EXHIBIT 5.1

                               LEONARD E. NEILSON
                           A PROFESSIONAL CORPORATION


LEONARD E. NEILSON                         8160 SOUTH  HIGHLAND DRIVE, SUITE 209
 ATTORNEY AT LAW                                               SANDY, UTAH 84093
                                                       TELEPHONE: (801) 733-0800
                                                             FAX: (801) 733-0808
                                                     E-MAIL: LNEILSONLAW@AOL.COM


                                                November 21, 2003

Ventures-National Incorporated
44358 Old Warm Springs Boulevard
Fremont, California 94538

         Re:      Ventures-National Incorporated
                  Registration Statement on Form S-8


To the Board of Directors:

         I have acted as special counsel to VENTURES-NATIONAL INCORPORATED, a Utah corporation (the "Company"), in connection with its Registration Statement on Form S-8 being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to registration under the Securities Act of 200,000 shares of the Company's common stock, $.001 par value (the "Shares"), issuable by the Company pursuant to that certain Stock Compensation Letter dated November 20, 2003 by and between the Company and Reitler Brown LLC (the "Plan").

         In rendering this opinion, I have examined the Registration Statement as well as the Company's Articles of Incorporation and By-Laws, the Plan and resolutions of the Board of Directors with respect to the adoption of the Plans, as certified by the Company's secretary or other authorized officer. I have also examined such other corporate records and made such other legal and factual examinations and inquiries as I have considered relevant and necessary as a basis for the opinion expressed herein. In my examination, I have presumed, without independent investigation, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies, the legal capacity of all natural persons, the genuineness of all signatures, and the veracity, accuracy and completeness of all records made available to me by the Company. I have also reviewed such statutes and judicial precedents deemed necessary as a basis for the opinion hereinafter expressed.

         Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized and, when issued and delivered in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

         This opinion is limited to the Federal laws of the United States of America and the corporate laws of the State of Utah. I express no opinion concerning any law of any other jurisdiction or the local laws of any jurisdiction. My opinion is expressly limited to those matters set forth herein and I make no opinion, expressed or implied, as to any other matters relating to the Company or its securities.

VENTURES--NATIONAL INCORPORATED
NOVEMBER 21, 2003
PAGE 2


         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name and the making of statements with respect to myself therein. In giving this consent, I do not admit that I am within the category of persons whose consent is required under the Securities Act, including Section 7 thereof, or rules and regulations promulgated thereunder.

         This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                             Yours truly,

                                             /s/ LEONARD E. NEILSON
                                             -----------------------
                                             Leonard E. Neilson

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